Exhibit 99.1

ShotSpotter Reports Third Quarter 2019 Financial Results

Company achieves Second Consecutive Quarter of Profitability with Net Income of $0.4 million and Quarterly Adjusted EBITDA of $2.3 Million

NEWARK, CA – November 12, 2019 – ShotSpotter, Inc. (NASDAQ: SSTI), the leader in gunshot detection solutions that help law enforcement officials and security personnel identify, locate and deter gun violence, today reported financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial and Operational Highlights

●

Revenues increased 8% to $10.0 million, up from $9.2 million for the third quarter of 2018; revenue increased 19% to $29.8 million for the nine months ended September 30, 2019, up from $25.0 million for the prior year period.

●	Gross profit margin increased by 5% points to 60% from 55% for the third quarter of 2018.
●	Net income totaled $446,000, an improvement from a net loss of $1.4 million for the third quarter of 2018.
●	Adjusted EBITDA[1] increased to $2.3 million as compared to $0.2 million for the third quarter of 2018.
●	Added 11 net new “go-live” square miles of coverage during the quarter.
●	Strong balance sheet with $26.1 million in cash and cash equivalents at the end of the quarter.
●	2019 revenue guidance reduced to a range of $40 million to $40.5 million. Company continues to expect GAAP profitability for the full year of 2019.
●	Named a winner of the Deloitte Technology Fast 500™ for North America - one of the few law enforcement focused companies selected.

(1)	See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA, and its reconciliation to GAAP net income (loss).

Management Commentary

“We continued to make progress on many of our key growth initiatives though our third quarter results were impacted by longer than anticipated sales cycles,” said Ralph Clark, CEO of ShotSpotter. “From a financial perspective, revenue for the third quarter of 2019 grew modestly year over year while we generated a significant increase in adjusted EBITDA compared to the same quarter in 2018.  We are pleased that our positive cash flow and second consecutive quarter of GAAP profitability demonstrate the unique leverage in our operating model, giving us confidence in maintaining our outlook to achieve GAAP profitability for the full year.

“Operationally, we added 11 net new live miles during the quarter, which consisted primarily of existing customer expansions and was net of some anticipated minor attrition. While our quarterly results reflect the inherent variability in our business quarter-to-quarter, our long-term business fundamentals and growth prospects remain strong. We have also made good progress with Missions, the pipeline for which has grown ahead of plan and includes prospects who are new to ShotSpotter.

“We are very pleased that we recently received notification that we were awarded a $4.6 million multi-year contract for our solutions in Puerto Rico and expect that to go live in early 2020.  While this award is subject to final contract negotiation and execution, we are excited to once again have the opportunity to help Puerto Rico address their gun violence problems. On the international front, we are continuing to develop strong leads abroad.”

Third Quarter 2019 Financial Results

Revenues for the third quarter of 2019 increased 8% to $10.0 million from $9.2 million for the same period in 2018. The increase in revenues was due to growth in the number of miles covered, which was driven by expanded deployments with current customers as well as the addition of new customers.

Gross profit for the third quarter of 2019 increased 18% to $6.0 million (60% of revenues) from $5.0 million (55% of revenues) for the same period in 2018.

Total operating expenses for the third quarter of 2019 decreased 15% to $5.6 million from $6.6 million for the same period last year. The decrease in operating expenses was primarily due to higher expenses in 2018 related to litigation and our acquisition of the HunchLab assets. Management expects operating expenses to increase moderately on a dollar basis in all expense categories in the fourth quarter of 2019.

Net income totaled $446,000 or $0.04 per share (based on 11.4 million basic and 11.9 million diluted weighted average shares outstanding), an improvement from net loss of $1.4 million or $(0.13) per share (based on 10.8 million basic and diluted weighted average shares outstanding) for the same period in 2018.

Adjusted EBITDA for the third quarter of 2019 totaled $2.3 million, up from $0.2 million in the same period last year.

Financial Outlook

The company is reducing its full year 2019 revenue outlook to reflect the timing uncertainty of closing certain contracts, primarily in new international markets. For the full year 2019, the company now expects revenues of $40 million to $40.5 million compared to its previous guidance last quarter of $42 million to $44.5 million. There is no change to the company’s expectation of GAAP profitability for the full year of 2019.

The company is introducing financial guidance for the full year of 2020. The company currently expects revenues of $48 million to $50 million. Management also expects to remain GAAP profitable, with both gross margin and net margin expansion in 2020 compared to 2019.

The company’s financial outlook statements are based on current expectations. The preceding statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Safe Harbor Statement” below.

Conference Call

ShotSpotter will hold a conference call today (November 12, 2019) at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results and provide an update on business conditions.

ShotSpotter management will host the presentation, followed by a question and answer period.

Date: Tuesday, November 12, 2019

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in: 1-877-451-6152

International dial-in: 1-201-389-0879

Conference ID: 13695569

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website at www.shotspotter.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact ShotSpotter’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern Time on the same day through December 12, 2019.

U.S. replay dial-in: 1-844-512-2921

International replay dial-in: 1-412-317-6671

Replay ID: 13695569

Non-GAAP Financial Measures

Adjusted EBITDA: ShotSpotter discloses the following non-GAAP financial measure in this release and the earnings call referencing this press release: Adjusted EBITDA, which represents the company’s net income or loss before interest (income) expense, income taxes, depreciation and amortization and stock-based compensation expense. Adjusted EBITDA is a measure used by management internally to understand and evaluate the company’s core operating performance and trends across accounting periods and in connection with developing future operating plans, making strategic decisions regarding the allocation of capital and considering initiatives focused on cultivating new markets for our solutions. In particular, the exclusion of these expenses in calculating adjusted EBITDA facilitates comparisons of the company’s operating performance on a period-to-period basis.

ShotSpotter believes adjusted EBITDA also provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. For example, ShotSpotter adjusts EBITDA for stock-based compensation expense because that expense often varies for reasons that are generally unrelated to financial and operational performance in any particular period. Stock-based compensation is utilized by ShotSpotter to attract and retain employees with a goal of long-term retention and the alignment of employee interests with those of the Company and its stockholders, rather than to address operational performance for any particular period.

Adjusted EBITDA is not a measure calculated in accordance with GAAP. Accordingly, use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of ShotSpotter’s financial results as reported under GAAP. Some of these limitations are: (1) adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; and (2) other companies, including companies in our industry, may calculate adjusted EBITDA or similarly titled measures differently, which reduces the usefulness of the metric as a comparative measure. Because of these and other limitations, you should consider adjusted EBITDA alongside our GAAP-based financial performance measures, in particular net income or loss, and our other GAAP financial results.

The following table presents a reconciliation of adjusted EBITDA to net income or loss, the most directly comparable GAAP measure, for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP net income (loss)	$446	$(1,441)	$471	$(3,027)
Less:
Interest income	(131)	(23)	(335)	(72)
Income taxes	(7)	(76)	33	(32)
Depreciation and amortization	1,239	991	3,641	2,766
Stock-based compensation expense	716	748	2,375	1,823
Adjusted EBITDA	$2,263	$199	$6,185	$1,458

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the company’s business plans, international expansion, expectations regarding the timing and ability to negotiate and execute definitive contracts with new and existing customers, including Puerto Rico future sales and expenses, our ability to act opportunistically on strategic M&A opportunities and expand our SaaS platform into adjacent growth markets, our ability to capitalize on market opportunities, the ability to achieve near and long-term growth and profitability objectives, and revenue, operating expense and GAAP profitability guidance for the remainder of 2019 and full year 2020, as well as gross margin, net margin expansion for full year 2020. Words such as "expect," "anticipate," "should," "believe," "target," "project,"

"goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the company’s control. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the company’s ability to successfully negotiate and execute contracts with new and existing customers, including Puerto Rico in a timely manner, if at all, the company’s ability to maintain and increase sales; the availability of funding for the company’s customers to purchase the company’s solutions; the complexity, expense and time associated with contracting with government entities; the company’s ability to maintain and expand coverage of existing public safety customer accounts and further penetrate the public safety market; the company’s ability to sell its solutions into international and other new markets; the lengthy sales cycle for the company’s solutions; changes in federal funding available to support local law enforcement; the company’s ability to deploy and deliver its solutions; and the company’s ability to maintain and enhance its brand, as well as other risk factors included in the company’s most recent annual report on Form 10-K and other SEC filings. These forward-looking statements are made as of the date of this press release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

About ShotSpotter, Inc.

ShotSpotter (NASDAQ: SSTI) provides precision-policing solutions for law enforcement to help deter gun violence and make cities, campuses and facilities safer. The company’s flagship product, ShotSpotter® Flex™, is the leading gunshot detection, location and forensic system trusted by over 100 cities. ShotSpotter® Missions™ uses artificial intelligence-driven analysis to help strategically plan patrol missions and tactics for maximum crime deterrence. ShotSpotter has been designated a Great Place to Work® Company.

Company Contact:

Alan Stewart, CFO

ShotSpotter, Inc.

+1 (510) 794-3100

astewart@shotspotter.com

Investor Relations Contacts:

Matt Glover

Gateway Investor Relations

+1 (949) 574-3860

SSTI@gatewayir.com

JoAnn Horne

Market Street Partners

+1 (415) 445-3240

jhorne@marketstreetpartners.com

ShotSpotter, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$9,984	$9,211	$29,837	$25,045
Costs
Cost of revenues	4,019	3,898	12,300	10,795
Impairment of property and equipment	—	271	—	632
Total costs	4,019	4,169	12,300	11,427
Gross profit	5,965	5,042	17,537	13,618
Operating expenses
Sales and marketing	2,426	2,453	7,494	6,202
Research and development	1,358	1,196	4,026	3,687
General and administrative	1,803	2,912	5,669	6,764
Total operating expenses	5,587	6,561	17,189	16,653
Operating income (loss)	378	(1,519)	348	(3,035)
Other income (expense), net
Interest income, net	131	23	335	72
Other expense, net	(70)	(21)	(179)	(96)
Total other income (expense), net	61	2	156	(24)
Income (loss) before income taxes	439	(1,517)	504	(3,059)
Provision (benefit) for income taxes	(7)	(76)	33	(32)
Net income (loss)	$446	$(1,441)	$471	$(3,027)
Net income (loss) per share, basic	$0.04	$(0.13)	$0.04	$(0.29)
Net income (loss) per share, diluted	$0.04	$(0.13)	$0.04	$(0.29)
Weighted average shares used in computing net income (loss) per share, basic	11,449,946	10,780,996	11,275,195	10,481,901
Weighted average shares used in computing net income (loss) per share, diluted	11,917,382	10,780,996	11,865,319	10,481,901

ShotSpotter, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$26,138	$10,218
Accounts receivable and unbilled revenue	6,785	15,267
Prepaid expenses and other current assets	1,985	1,527
Restricted cash	—	60
Total current assets	34,908	27,072
Property and equipment, net	16,574	16,504
Operating lease right-of-use asset	627	—
Goodwill	1,379	1,379
Intangible assets, net	243	242
Other assets	1,518	1,922
Total assets	$55,249	$47,119
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$716	$1,307
Deferred revenue, short-term	20,584	23,102
Accrued expenses and other current liabilities	4,643	4,427
Total current liabilities	25,943	28,836
Deferred revenue, long-term	755	1,060
Other liabilities	383	76
Total liabilities	27,081	29,972
Stockholders' equity
Common stock	57	55
Additional paid-in capital	125,235	114,618
Accumulated deficit	(96,906)	(97,377)
Accumulated other comprehensive loss	(218)	(149)
Total stockholders' equity	28,168	17,147
Total liabilities and stockholders' equity	$55,249	$47,119

ShotSpotter, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$471	$(3,027)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,641	2,766
Impairment of property and equipment	—	632
Stock-based compensation	2,375	1,823
Changes in operating assets and liabilities:
Accounts receivable	8,482	(3,472)
Prepaid expenses and other assets	(303)	(891)
Accounts payable	(617)	715
Accrued expenses and other current liabilities	(73)	860
Deferred revenue	(2,825)	3,109
Net cash provided by operating activities	11,151	2,515
Cash flows from investing activities:
Purchase of property and equipment	(3,672)	(7,426)
Investment in intangible and other assets	(59)	(36)
Net cash used in investing activities	(3,731)	(7,462)
Cash flows from financing activities:
Proceeds from issuance of common stock upon secondary offering	11,247	—
Payment of line of credit costs	—	(10)
Payments of offering costs	(445)	—
Proceeds from exercise of stock options	443	523
Repurchases of common stock	(3,466)	—
Proceeds from exercise of warrants	71	988
Proceeds from employee stock purchase plan	642	421
Net cash provided by financing activities	8,492	1,922
Increase (decrease) in cash, cash equivalents and restricted cash	15,912	(3,025)
Effect of exchange rate on cash and cash equivalents	(52)	(164)
Cash, cash equivalents and restricted cash at beginning of year	10,278	19,597
Cash, cash equivalents and restricted cash at end of period	$26,138	$16,408